                                                                      EXHIBIT 11
                                                                      ----------
STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
- -----------------------------------------------

                                                    Fiscal Three Months Ended
                                                  ------------------------------
                                                  June 30, 1995    June 24, 1994
                                                  -------------    -------------
PRIMARY
- -------

Average shares outstanding                          8,979,000        9,281,000

Net effect of dilutive stock
options - based on the treasury
stock method using average
market price                                          135,000          180,000
                                                   ----------       ----------
         TOTAL                                      9,114,000        9,461,000
                                                   ==========       ==========
Net income                                         $3,764,000       $1,942,000
                                                   ==========       ==========
Net income per share                               $      .41       $      .20
                                                   ==========       ==========

FULLY DILUTED
- -------------

Average shares outstanding                          8,979,000        9,281,000

Net effect of dilutive stock
options - based on the treasury
stock method using greater of
average or period - end market
price                                                 135,000          180,000
                                                   ----------      -----------
         TOTAL                                      9,114,000        9,461,000
                                                   ==========       ==========

Net income                                         $3,764,000       $1,942,000
                                                   ==========       ==========
Net income per share                               $      .41       $      .20
                                                   ==========       ==========





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